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                                                                    Exhibit 99.2


                         CONSENT SOLICITATION STATEMENT

                        PHIBRO ANIMAL HEALTH CORPORATION

                   (FORMERLY PHILIPP BROTHERS CHEMICALS, INC.)

                            SOLICITATION OF CONSENTS

                                   RELATING TO

                    9-7/8% SENIOR SUBORDINATED NOTES DUE 2008

                               CUSIP NO. 718209AC3

      Phibro Animal Health Corporation, a New York corporation (the "Company"), hereby solicits (the "Solicitation") consents (the "Consents") of the registered holders of its 9-7/8% Senior Subordinated Notes due 2008 (the "Notes"), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as the same may be amended or supplemented from time to time, the "Consent Solicitation Statement") and in the accompanying DTC Participants' Consent Letter (the "Consent Letter" and, together with the Consent Solicitation Statement and the other documents relating to the Consent Solicitation delivered herewith, the "Solicitation Documents"), to the adoption of the Proposed Amendments (as defined below) to the Indenture, dated as of June 11, 1998 (the "Indenture"), between the Company, as issuer, the guarantors named therein, and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as trustee, under which the Notes were issued. The purpose of the Proposed Amendments is to permit the Company and its restricted subsidiaries to incur up to $105 million aggregate principal amount of senior secured notes due 2007 and to permit the other transactions described herein.

      The Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on September 24, 2003 (the "Record Date") and their duly designated proxies. As of September 24, 2003, all of the Notes were held through The Depository Trust Company ("DTC") by participants in DTC ("DTC Participants") (such DTC Participants and other registered holders as of the Record Date are referred to herein as "Holders"). Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes (the "Requisite Consent") to approve the Proposed Amendments. A beneficial owner of an interest in Notes ("Beneficial Owner") held through a DTC Participant must complete and sign the Letter of Instructions and deliver it to such DTC Participant in order to cause a Consent to be given by such DTC Participant with respect to such Notes. Promptly after receipt of the Requisite Consent, the Company will execute a supplemental indenture (the "Supplemental Indenture") that will give effect to the Proposed Amendment (subject to certain conditions). There will be no payment for the Consents.

      THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON WEDNESDAY, OCTOBER 1, 2003 (THE "EXPIRATION DATE"). SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THIS CONSENT SOLICITATION STATEMENT, THE COMPANY WILL ACCEPT ALL PROPERLY COMPLETED, EXECUTED AND DATED CONSENTS RECEIVED BY THE TABULATION AGENT (AND NOT SUBSEQUENTLY REVOKED) PRIOR TO THE EXPIRATION DATE. THE COMPANY RESERVES THE RIGHT TO TERMINATE OR EXTEND THE CONSENT SOLICITATION IN ITS SOLE DISCRETION. THE TERM "EXPIRATION DATE" SHALL MEAN THE TIME AND DATE ON OR TO WHICH THE CONSENT SOLICITATION IS SO TERMINATED OR EXTENDED. IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER NOTES.

    THE DATE OF THIS CONSENT SOLICITATION STATEMENT IS SEPTEMBER 24, 2003.
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      Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Company will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, the Company cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

      No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to its date.

                              AVAILABLE INFORMATION

      The Company, formerly Philipp Brothers Chemicals, Inc., is not subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but has voluntarily filed certain periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Those reports and other information so filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of those materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov, which contains reports and other information regarding registrants that file electronically with or furnished to the Commission.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The Company's Annual Report on Form 10-K for the year ended June 30, 2002, Quarterly Reports on Form 10-Q for the periods ending September 30, 2002, December 31, 2002 and March 31, 2003 and Current Reports on Form 8-K filed with the Commission on March 4, 2003 and September 12, 2003 are incorporated by reference in this Consent Solicitation Statement. All documents filed or furnished by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and prior to the Expiration Date shall be deemed to be incorporated by reference in this Consent Solicitation Statement and to be a part of this Consent Solicitation Statement from the date of filing or furnishing of those documents. Any statement contained in this Consent Solicitation Statement or in a previously filed or furnished document incorporated or deemed to be incorporated by reference in this Consent Solicitation Statement shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained in this Consent Solicitation Statement or in any other subsequently filed or furnished document that also is or was deemed to be incorporated by reference in this Consent Solicitation Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement.

      In addition, the Indenture (although not incorporated in this Consent Solicitation Statement and not deemed a part of this Consent Solicitation Statement) is available from the Company upon request.

      The information relating to the Company contained in this Consent Solicitation Statement should be read together with the information in the documents incorporated by reference.

      THIS CONSENT SOLICITATION STATEMENT INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED IN THIS CONSENT SOLICITATION STATEMENT OR DELIVERED WITH THIS CONSENT SOLICITATION STATEMENT. THOSE DOCUMENTS (OTHER THAN EXHIBITS TO THOSE DOCUMENTS UNLESS THOSE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS CONSENT SOLICITATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO THE COMPANY. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO OUR CHIEF FINANCIAL OFFICER AT OUR PRINCIPAL EXECUTIVE OFFICES, WHICH ARE LOCATED AT 1 PARKER PLAZA, 400 KELBY STREET, FORT LEE, NJ 07024, TELEPHONE NUMBER (201) 944-6020. SUCH DOCUMENTS ARE ALSO


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ELECTRONICALLY FILED WITH OR FURNISHED TO THE COMMISSION AND MAY BE LOCATED ON
THE WORLD WIDE WEB AT HTTP://WWW.SEC.GOV.

                           FORWARD-LOOKING STATEMENTS

      This Consent Solicitation Statement (including the documents incorporated by reference) contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," or similar expressions. These statements include, among others, statements regarding the Company's expected business outlook, anticipated financial and operating results, the Company's business strategy and means to implement the strategy, the Company's objectives, the amount and timing of capital expenditures, the likelihood of the Company's success in expanding its business, financing plans, budgets, working capital needs and sources of liquidity.

      Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on the Company's management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for the Company's products, the expansion of product offerings geographically or through new applications, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results that differ materially from those contained in any forward-looking statement. Many of these factors are beyond the Company's ability to control or predict. Such factors include, but are not limited to, the following:

      - the Company's substantial leverage and potential inability to service our debt

      -     the Company's dependence on distributions from our subsidiaries

      - risks associated with the Company's international operations and significant foreign assets

      -     the Company's dependence on its Israeli operations

      -     competition in each of the Company's markets

      -     potential environmental liability

      -     potential legislation affecting the use of medicated feed additives

      - extensive regulation by numerous government authorities in the United States and other countries

      - the Company's reliance on the continued operation and sufficiency of its manufacturing facilities

      -     the Company's reliance upon unpatented trade secrets

      -     the risks of legal proceedings and general litigation expenses

      -     potential operating hazards and uninsured risks

      -     the risk of work stoppages

      -     the Company's dependence on key personnel

      and others that are described in more detail in the Company's periodic filings with the Commission. The Company disclaims any intent or obligation to update forward looking statements, and otherwise claims the safe harbor protection for forward looking statements afforded under the Private Securities Litigation Reform Act of 1995.


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                                     SUMMARY

      THIS CONSENT SOLICITATION STATEMENT AND THE RELATED CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE SOLICITATION.

      The following summary is provided solely for the convenience of the Holders of the Notes. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation Statement and the more detailed information contained in the documents incorporated by reference in this Consent Solicitation Statement.

CONSENT FEE:                  No payment will be made for the Consents.

RECORD DATE:                  September 24, 2003.

EXPIRATION DATE:              The Expiration Date for the Consent
                              Solicitation will be 5:00 P.M., New York City time, on October 1, 2003, unless extended by the Company. See "The Consent Solicitation -
                              Expiration Date; Extensions."

THE CONSENT SOLICITATION:     The Company is seeking Consents from Holders of
                              the Notes to certain Proposed Amendments to the Indenture. When the Requisite Consents have been obtained, the Company and the Trustee will execute the Supplemental Indenture. If the Proposed Amendments are adopted, then each Holder of Notes will be bound by the Proposed
                              Amendments even though that Holder did not consent to the Proposed Amendments.

REQUISITE CONSENT:            Holders must grant (and not revoke) valid
                              Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment.

                              As of the date of this Consent Solicitation
                              Statement, the aggregate outstanding principal amount of the Notes was $100.0 million.

PROCEDURES FOR DELIVERY
  OF CONSENTS:                Consents must be delivered to the Tabulation
                              Agent on or before the Expiration Date. DTC is expected to grant an omnibus proxy authorizing the DTC Participants to deliver a Consent. Only registered owners of Notes as of the Record Date or their duly designated proxies, including, for the purposes of this Consent Solicitation, DTC Participants, are eligible to consent to the Proposed
                              Amendment. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes a Consent to be delivered must properly instruct such DTC
                              Participant to cause a Consent to be given in respect of such Notes. See "The Consent
                              Solicitation - Consent Procedures."

REVOCATION OF CONSENTS:       Revocation of Consents may be made at any time
                              prior to 5:00 p.m., New York City Time on the first business day on which the Company receives the Requisite Consent and certifies to the Trustee that the Requisite Consent has been obtained (the "Effective Date"), but only by the Holder that previously granted such Consent
                              (or a duly designated proxy of such Holder).
                              Consents may not be revoked at any time after the Effective Date, even if the Consent
                              Solicitation is


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                              extended beyond the Expiration Date.  See "The
                              Consent Solicitation -- Revocation of Consents."

TABULATION AGENT:             JPMorgan Chase Bank is serving as Tabulation Agent
                              (the "Tabulation Agent") in connection with the Solicitation. The Tabulation Agent's contact information is listed on the back cover of this Consent Solicitation Statement.


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                                THE TRANSACTIONS

      The Company intends to enter into the following transactions (the "Transactions"):

Issuance of new Senior Secured Notes. The Company intends to issue new Units consisting of $85 million aggregate principal amount of Senior Secured Notes due 2007 (the "US Notes") of the Company and $20 million aggregate principal amount of Senior Secured Notes due 2007 (the "Dutch Notes") of Philipp Brothers Netherlands III BV (the "Dutch Issuer"), a wholly-owned subsidiary of the Company. The US Notes will be guaranteed by the domestic restricted subsidiaries of the Company and the Dutch Notes will be guaranteed by the restricted subsidiaries of the Dutch Issuer, the Company and the domestic restricted subsidiaries of the Company.

The US Notes and related guarantees will be secured by substantially all of the Company's assets and the assets of the Company's domestic restricted subsidiaries, other than real property and interests therein. In addition, the US Notes will be secured by 65% of the voting stock and 100% of the non-voting stock of foreign subsidiaries owned by the Company and its domestic restricted subsidiaries. The Dutch Notes and related guarantees will be secured by a pledge of all of the accounts receivable, a security interest or floating charge on inventory to the extent permitted by applicable law and by a mortgage on substantially all of the real property of the Dutch Issuer and each of its restricted subsidiaries, 100% of the stock of each direct subsidiary of the Dutch Issuer and its restricted subsidiaries and substantially all of the assets of the Company and its domestic restricted subsidiaries, other than real property and interests therein.

The proceeds from the sale of the Units will be used to :

      - fund the purchase by the Company of approximately $52 million aggregate principal amount of the Notes, at a price equal to 60% of the principal amount thereof, plus accrued and unpaid interest, pursuant to privately negotiated transactions;

      -     repay the Company's existing credit facility;

      - make a payment to Pfizer Inc. of approximately $28.5 million, plus accrued interest on its existing promissory note due 2004 to satisfy
            (i) approximately $20.1 million aggregate principal amount of such promissory note; (ii) approximately $12.8 million of accounts payable; (iii) approximately $9.2 million of accrued expenses; and
            (iv) the Company's future contingent obligations under the Pfizer agreements; and

      -     pay related fees and expenses.

The Company also intends to enter into a new domestic working capital facility providing for a working capital line of $15 million plus a letter of credit facility.

Sale of PMC. The Company intends to sell The Prince Manufacturing Company ("PMC") to Palladium Equity Partners II, LP and certain of its affiliates (the "Palladium Investors"). Such sale, as currently contemplated, would include the following elements: (i) the transfer of ownership to the Palladium Investors of PMC (which would be valued at approximately $21 million); (ii) the reduction of the preferred stock of the Palladium Investors from $68.9 million (as of June 30, 2003) to $15.2 million (as of September 30, 2003); (iii) the termination of any obligation of the Company or any Restricted Subsidiary of the Company in respect of the $2.25 million annual management advisory fee; (iv) a separate cash payment to the Palladium Investors of $10 million (from the recent sale of Mineral Resource Technologies, Inc.); (v) payments by PMC to the Company for central support services for the next three years of $1 million, $0.5 million and $0.2 million, respectively; and (vi) supply arrangements between the Company and PMC with respect to manganous oxide and red iron oxide. The foregoing transactions are subject to definitive documentation that is expected to include customary representations, warranties and indemnities by the Company, and provisions for closing working capital balance adjustments, settlement of intercompany accounts owed to PMC, a closing fee payable to Palladium and the agreement of the Company to pay or reimburse the Palladium Investors for their reasonable out-of-pocket expenses. The economic terms set forth above are subject to the terms upon which intercompany accounts would be settled, the amount of minimum working capital of PMC to be agreed upon


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and the amount of the closing fee payable to the Palladium Investors. The
Company also expects that it will establish a $1 million escrow or other credit support for two years to secure its net working capital and foregoing indemnification obligations, and indemnify the Palladium Investors, payable after the maturity of the Notes, for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of PMC less than $21 million, up to a maximum payment by the Company of $4 million. Effective immediately prior to the consummation of the offering or, if earlier, September 30, 2003, (i) the Management and Advisory Service Agreement is expected to become the obligation of PMC, and the obligations of and annual fee payable by the Company thereunder to be terminated, and (ii) PMC will become bound by such agreement or enter into a new management agreement substantially the same as the Management and Advisory Services Agreement, without recourse to the Company or any other subsidiaries thereof. The new management agreement of PMC with Palladium is expected to provide that if the Palladium transaction is not consummated on or before December 31, 2003 such new management agreement will become the direct obligation of the Company. In the event that the transaction is structured as an asset sale, upon consummation of the Palladium transaction such new management agreement will become the direct obligation of the buyer, without any recourse to PMC or the Company or any other subsidiaries thereof.

                               RECENT DEVELOPMENTS

Mineral Resource Technologies, Inc. On August 28, 2003, the Company sold its subsidiary, Mineral Resource Technologies, Inc., to Cemex, Inc. for a net value after payment of transaction expenses of approximately $14 million in cash, subject to certain escrow arrangements and post-closing adjustments.


                          INFORMATION ABOUT THE COMPANY

      The Company is a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives (MFAs) and nutritional feed additives (NFAs), which are sold throughout the world predominantly to the poultry, swine and cattle markets. The Company is also a specialty chemicals manufacturer and marketer, serving numerous markets. Its principal offices are located at 1 Parker Plaza, 400 Kelby Street, Fort Lee, New Jersey 07024.

                            THE CONSENT SOLICITATION

GENERAL

      The Company is soliciting Consents from Holders, upon the terms and subject to the conditions set forth in the Solicitation Documents, to the Proposed Amendment to the Indenture. See "The Proposed Amendment." THE COMPANY RECOMMENDS THAT HOLDERS OF NOTES CONSENT TO THE PROPOSED AMENDMENT.

      Consents may not be revoked at any time after the Effective Date, even if the Consent Solicitation is extended beyond the Expiration Date. If the Requisite Consent is received (and not revoked) on or before the Expiration Date, the Proposed Amendment will be effected by execution of the Supplemental Indenture by the Company, the Guarantors and the Trustee on or promptly after the Effective Date. No payment will be made for the Consents.

      The Company will be deemed to have accepted the Consents if, as and when it executes the Supplemental Indenture. Thereafter, all Holders, including non-consenting Holders, and all subsequent holders of Notes will be bound by the Proposed Amendment. Whether or not the Requisite Consent is received, if the Consent Solicitation is terminated for any reason before the Expiration Date, or the conditions thereto are neither satisfied nor waived, the Consents will be voided.

      In addition to the use of the mail, Consents may be solicited by officers and other employees of the Company, without any additional remuneration, in person, or by telephone, telegraph, or facsimile transmission. The Company has retained the Tabulation Agent to aid in the solicitation of Consents.


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      Before, during or after the Consent Solicitation, the Company and the
Guarantors and any of their affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Any future purchases will depend on various factors at that time.

REQUISITE CONSENT

      Holders must deliver (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment. As of the date hereof, the aggregate outstanding principal amount of the Notes was $100.0 million.

      The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted "Against" the Proposed Amendment.

EXPIRATION DATE; EXTENSIONS

      The Consent Solicitation will expire at 5:00 p.m., New York City Time, on Wednesday, October 1, 2003, unless terminated or extended by the Company in its sole discretion. The time and date of expiration of the Consent Solicitation is herein referred to as the "Expiration Date." Consents may be revoked at any time prior to the date on which the Company receives the Requisite Consents and certifies to the Trustee that such Requisite Consents have been obtained, but may not be revoked thereafter. See "Revocation of Consents."

      The Company reserves the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consent has been received, by giving oral or written notice to the Tabulation Agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to the Holders). Such announcement or notice may state that the Company are extending the Consent Solicitation for a specified period of time or on a daily basis.

      The Company expressly reserves the right for any reason (i) to abandon, terminate or amend the Consent Solicitation at any time prior to the Expiration Date by giving oral or written notice thereof to the Tabulation Agent, and (ii) not to extend the Consent Solicitation beyond the last previously announced Expiration Date. Any such action by the Company will be followed as promptly as practicable by notice thereof by press release or by other public announcement (or by written notice to the Holders).

CONDITIONS OF THE CONSENT SOLICITATION

      The consummation of the Consent Solicitation is conditioned on (i) there being received by the Tabulation Agent (and not revoked), on or before the Expiration Date, the Requisite Consent, (ii) the execution of the Supplemental Indenture by the Company, the Guarantors and the Trustee, and (iii) the absence of any existing or proposed law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendment, the entering into of the Supplemental Indenture or question the legality or validity of any thereof.

FAILURE TO OBTAIN THE REQUISITE CONSENT

      In the event the Requisite Consent is not obtained and the Consent Solicitation is terminated, the Supplemental Indenture will not be executed and the Proposed Amendment will not become operative.

CONSENT PROCEDURES

      Only Holders (i.e., persons in whose name a Note is registered or their duly designated proxies) may execute and deliver a Consent Letter. DTC is expected to grant an omnibus proxy authorizing DTC Participants to deliver a Consent Letter. Accordingly, for the purposes of this Consent Solicitation, the term "Holder" shall be deemed to mean record holders and DTC Participants who held Notes through DTC as of the Record Date. In order


                                        8
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to cause a Consent to be given with respect to Notes held through DTC, such DTC
Participant must complete and sign the appropriate form of Consent Letter, and mail or deliver it to the Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

      A beneficial owner of an interest in Notes ("Beneficial Owner") held through a DTC Participant must complete and sign the Letter of Instructions and deliver it to such DTC Participant in order to cause a Consent to be given by such DTC Participant with respect to such Notes.

      Giving a Consent will not affect a Holder's right to sell or transfer the Notes. All Consents received by the Tabulation Agent (and not revoked) on or before the Expiration Date will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder revokes such Consent prior to the Expiration Date by following the procedures set forth under "Revocation of Consents" below.

      HOLDERS WHO WISH TO CONSENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.

      CONSENTS SHOULD BE DELIVERED TO THE TABULATION AGENT, NOT TO THE COMPANY. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY THE COMPANY.

      HOLDERS SHOULD NOT TENDER OR DELIVER NOTES AT ANY TIME.

      All Consents that are properly completed, signed and delivered to the Tabulation Agent, and not revoked, on or before the Expiration Date will be given effect in accordance with the specifications thereof. Holders who desire to consent to the Proposed Amendment should complete, sign and date, the appropriate form of Consent Letter included herewith and mail, deliver, send by overnight courier or facsimile (confirmed by physical delivery) the signed Consent Letter to the Tabulation Agent at the address or facsimile number listed on the back cover page of this Consent Solicitation Statement and on the Consent Letter, all in accordance with the instructions contained herein and therein.

      Consents by record Holders must be executed in exactly the same manner as such Holder(`s)(s') name(s) are so registered. Consents by Holder(s) who are DTC Participants must be executed in exactly the same manner as such Holder(s) name(s) are registered with DTC. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total principal amount of Notes which such Holder holds directly or through DTC, the Holder must list the principal amount of Notes which such Holder holds to which the Consent relates. If no aggregate principal amount of the Notes as to which a Consent is delivered is specified, or if neither the "For" or "Against" box is marked with respect to such Notes, but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendment with respect to the entire aggregate principal amount of Notes which such Holder holds directly or through DTC.

      The registered ownership of a Note as of the Record Date shall be proved by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. The Company reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company, or its counsel, be unlawful. The Company also reserves the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of


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particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines. None of the Guarantors or the Company or any of their affiliates, the Tabulation Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The Company's interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

REVOCATION OF CONSENTS

      Each Holder who delivers a Consent pursuant to the Consent Solicitation will agree in the Consent Letter that it will not revoke its Consent after the Effective Date and that until such time it will not revoke its Consent except in accordance with the conditions and procedures for revocation of Consents provided below. Each properly completed and executed consent will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents has been followed. The Company will make prompt public disclosure by press release of the occurrence of the Expiration Date.

      Prior to the Effective Date, any Holder may revoke any Consent given as to its Notes or any portion of such Notes (in integral multiples of $1,000). A Holder desiring to revoke a Consent must deliver to the Tabulation Agent at the address set forth on the back cover of this Consent Solicitation Statement and on the Consent Letter a written revocation of such Consent in the form of a subsequent Consent marked "Against" the Proposed Amendment, including the principal amount of Notes to which such revocation relates and the signature of such Holder. A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent, in accordance with the procedures herein described by the Holder who delivered such revocation.

      The revocation must be executed by such Holder in the same manner as the Holder's name appears on the Consent to which the revocation relates. If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A Holder may revoke a Consent only if such revocation complies with the provisions of this Consent Solicitation Statement. A beneficial owner of Notes who is not the Holder as of the Record Date of such Notes must instruct the Holder of such Notes to revoke any Consent already given with respect to such Notes.

      The Company reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of the Guarantors, the Company, any of their affiliates, the Tabulation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to given such notification.

TABULATION AGENT

      The Company has retained JPMorgan Chase Bank as Tabulation Agent in connection with the Consent Solicitation. As Tabulation Agent, JPMorgan Chase Bank will be responsible for collecting Consents. JPMorgan Chase Bank will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses.

      Requests for assistance in filling out and delivering Consents or for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Tabulation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement.

                      PROPOSED AMENDMENTS TO THE INDENTURE

PURPOSES AND EFFECTS

      The primary purpose of the Proposed Amendments is to permit the Company and its restricted subsidiaries to incur up to $105 million aggregate principal amount of the US Notes and the Dutch Notes and to permit the other transactions described herein. In addition, the Proposed Amendments would exclude Restricted Investments made pursuant to Section 4.10(c) in calculating Restricted Payments made after the Issue Date for purposes of Section 4.10(a)(iii). The Supplemental Indenture will be executed by the Company and the Trustee promptly after the Effective Date and will become operative upon such execution.

PROPOSED AMENDMENTS

      Set out below is a summary description of the proposed modifications to the Indenture for which the Consents of the Holders are being solicited by this Consent Solicitation Statement. This description does not purport to be comprehensive or definitive and is qualified by reference to the full provisions of the existing Indenture and the provisions of the proposed Supplemental Indenture, copies of which may be obtained from the Company. The capitalized terms used in this Consent Solicitation Statement and not otherwise defined have the meanings given to them in the Indenture.

      The Proposed Amendments will become effective upon execution of the Supplemental Indenture.

SECTION 1.01 DEFINITIONS

      PROPOSED PROVISION. The following definitions would be amended as indicated:

            "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale and leaseback) other than in the ordinary course of business or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Restricted Subsidiary and other than directors' qualifying shares) for Net Proceeds in excess of $250,000. The
      (i) disposition of property of the Company or any of its Restricted Subsidiaries that, in the reasonable judgment of the Company, is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries, or (ii) a Permitted Investment in a Permitted Joint Venture of the Company, (iii) the MRT Sale and (iv) the PMC Sale Transactions shall not constitute an Asset Sale.

            "Designated Senior Debt" means (i) the Indebtedness under the Credit Facility, (ii) the US Notes, the Dutch Notes and the related Guarantees, and (iii) any other Senior Debt permitted to be incurred under this Indenture the principal amount of which is $15.0 million or more (including to a syndicate of lenders or an agent thereof) at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

            "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt and Liens on assets or property of a Guarantor that secure Senior Debt; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided, however, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than that of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens in respect of Interest Rate Agreement Obligations and Currency Agreement Obligations permitted under this Indenture;(v) Liens in favor of the Company or any Restricted Subsidiary; (vi) Liens existing or created on the Issue Date; (vii) Liens securing the Notes or the Guarantees; (viii) Liens to secure Attributable Debt that is permitted to be incurred pursuant to Section 4.23; (ix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xii) Liens to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other like Liens, in any case incurred in the ordinary course of business and rights to offset and set off; (xiii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xiv) Liens securing Indebtedness incurred to amend, modify, renew, refund, replace or refinance Indebtedness that has been secured by a Lien permitted under this Indenture, provided that (a) any such Lien not extend to or cover any assets or property not securing the Indebtedness so refinanced and (b)the Refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under this Indenture; (xv) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted by this Indenture and (xvi) Liens arising in connection with the placement by the Company or any Restricted Subsidiary of the Company, as the case may be, of a reasonable amount of cash (as determined in good faith by such Person's board of directors) in escrow against any obligations permitted by Section 4.12(b)(xvi).

      The following definitions would be added to the definitions contained in
Section 1.01 of the Indenture in the corresponding alphabetical order:

            "Dutch Notes" means Senior Secured Notes due 2007 of Philipp Brothers Netherlands III BV (the "Dutch Issuer").

            "MRT Sale" means the sale of MRT to Cemex, Inc. for a net value after payment of transaction expenses of approximately $14 million in cash, subject to certain escrow arrangements and post-closing adjustments.

            "Palladium Preferred Stock" means the Series B Redeemable Participating Preferred Stock and the Series C Redeemable Participating Preferred Stock of the Company owned by Palladium Equity Partners II, LP and certain of its affiliates.

            "PMC Sale Transactions" the following transactions and payments, including payments required pursuant to the documents evidencing such transactions: (i) the transfer of ownership to the Palladium Investors of The Prince Manufacturing Company ("PMC") (which would be valued at approximately $21 million); (ii) the reduction of the preferred stock of the Palladium Investors to $15.2 million (as of September 30, 2003); (iii) the termination of any obligation of the Company or any Restricted Subsidiary of the Company in respect of the $2.25 million annual management advisory fee (subject to reinstatement if these transactions are not consummated on or before December 31, 2003); (iv) a separate cash payment to the Palladium Investors of $10 million; (v) payments by PMC to the Company for central support services for the next three years of $1 million, $0.5 million and $0.2 million, respectively; (vi) supply arrangements between the Company and PMC with respect to manganous oxide and red iron oxide; (vii) customary representations, warranties and indemnities by the Company, and provisions for closing working capital balance adjustments, settlement of intercompany accounts owed to PMC, a closing fee payable to Palladium and the agreement of the Company to pay or reimburse the Palladium Investors for their reasonable out-of-pocket expenses; and (viii) the establishment by the Company of a $1 million escrow or other credit support for two years to secure its net working capital and foregoing indemnification obligations, and indemnification of the Palladium Investors, payable after the maturity of the Notes, for a portion, at the rate of $0.65 for every dollar, of the amount they receive in respect of the disposition of PMC less than $21 million, up to a maximum payment by the Company of $4 million. The economic terms set forth above are subject to the terms upon which intercompany accounts would be settled, the amount of minimum working capital of PMC to be agreed upon and the amount of the closing fee payable to the Palladium Investors.

            "US Notes" means Senior Secured Notes due 2007 of the Company.

SECTION 4.10. LIMITATION ON RESTRICTED PAYMENTS

      PROPOSED PROVISIONS. The following provisions would be inserted as an additional provision in Section 4.10(b):

            "(ix) the PMC Sale Transactions; and

            (x) the designation of MRT Holdings, LLC, MRT, Prince MFG, LLC and PMC as Unrestricted Subsidiaries."

      Section 4.10(c) would be amended as indicated:

            For purposes of Section 4.10(a)(iii), the Permitted Payments referred to in clauses (i), and (v) above shall be included in the aggregate amount of Restricted Payments made since the Issue Date, and any other Permitted Payments described above shall be excluded.

SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES

      PROPOSED PROVISION. The following provisions would be inserted as an additional provision in Section 4.11(b):

      "and (vi) the PMC Sale Transactions"

SECTION 4.12. LIMITATION ON INCURRENCE OF INDEBTEDNESS

      PROPOSED PROVISION. Section 4.12(b)(xiv) would be amended as indicated:

            "(xiv) Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (i) through (xiii) above and clauses
      (xv) and (xvi) below, and any amendments, modifications, renewals, refundings, replacements or refinancings of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xiv) does not exceed $5.0 million at any one time outstanding."

      The following provisions would be inserted as additional provisions in
Section 4.12(b):

            " (xv) $105 million aggregate principal amount of the US Notes and Dutch Notes and the related Guarantees; and

            "(xvi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for the guarantee, indemnification, adjustment of purchase or sales price or similar obligations, in each case, incurred in connection with the disposition or exchange of any business, assets or Subsidiary or consideration therefor, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition."

SECTION 4.13. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

      PROPOSED PROVISION. The following provisions would be inserted as an additional provision in Section 4.13:

            " (j) the US Notes and Dutch Notes, the indenture governing such US Notes and Dutch Notes, the related Guarantees and security and collateral agreements."

SECTION 4.14. LIMITATION ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES

      PROPOSED PROVISION. The following provisions would be inserted as an additional provision in Section 4.14:

            "Notwithstanding the foregoing, the designation of MRT Holdings, LLC, Prince MFG, LLC and PMC as Unrestricted Subsidiaries shall be permitted without complying with Section 4.14(a); provided, that MRT Holdings, LLC, Prince MFG, LLC and PMC shall be deemed to be redesignated as Restricted Subsidiaries on January 1, 2004 if the PMC Sale Transactions shall not have been consummated on or prior to such date."

SECTION 4.20. LIMITATION ON GUARANTEES OF INDEBTEDNESS BY SUBSIDIARIES

      PROPOSED PROVISION. The following provisions would be inserted as an additional provision in Section 4.20:

            "Notwithstanding the foregoing, Restricted Subsidiaries of the Company may guarantee the US Notes and the Dutch Notes without complying with this Section 4.20."

SECTION 12.04. RELEASE OF A GUARANTOR

      PROPOSED PROVISION. Section 12.04(a) would be amended as indicated:

            (a) So long as no Event of Default shall have occurred and be continuing upon (I) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of the assets of any such Guarantor or 50% or more of the Capital Stock of any such Guarantor) to an entity which is not a Subsidiary of the Company, which transaction is otherwise in compliance with this Indenture or (ii) the designation of any Guarantor as an Unrestricted Subsidiary in compliance with this Indenture, such Guarantor shall be deemed released from all its obligations under its Guarantee of the Notes and under this Indenture; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all its Guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company shall also terminate upon such release, sale or transfer. Upon the release of any Guarantor from its Guarantee pursuant to the provisions of the Indenture, each other Guarantor not so released shall remain liable for the full amount of principal of, and interest on, the Notes as and to the extent provided in this Indenture.

OMNIBUS CONSENT AND WAIVER

      In addition to the amendments described above, the Company is requesting that the holders of the Notes consent to such additional amendments and waivers to the Indenture not inconsistent with the foregoing that may be required to consummate the transactions described in this Consent Solicitation, including but not limited to certain conforming and related changes to the Indenture as appropriate in light of those amendments.

      The Company is seeking Consents to all the Proposed Amendments as a single proposal. Accordingly, a Consent purporting to consent to only some of the Proposed Amendments will not be valid.

           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion summarizes certain material U.S. federal income tax consequences resulting from the Solicitation. This summary deals only with the Notes held as capital assets within the meaning of Section 1221 of the Code (as defined below) by United States Holders (as defined below).

      This discussion does not describe all of the tax consequences that may be relevant to a Holder in light of the Holder's particular circumstances or to Holders subject to special rules, such as:

      -     certain financial institutions;

      -     insurance companies;

      -     dealers in securities or foreign currencies;

      - persons holding Notes as part of a "straddle," "hedge" or "conversion" transaction;

      - United States Holders (as defined below) whose functional currency is not the U.S. dollar;

      -     U.S. expatriates;

      - partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

      -     persons subject to the alternative minimum tax;

      -     subchapter S corporations; and

      -     tax exempt entities.

      In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws.

      This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, in each case as of the date of this Statement, changes to any of which subsequent to the date of this Statement may affect the tax consequences described in this Statement.

      PERSONS CONSIDERING THE CONSENT SOLICITATION ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS.

UNITED STATES HOLDERS

      As used in this Statement, the term "United States Holder" means a beneficial owner of a Note that is for U.S. federal income tax purposes:

      -     a citizen or resident of the United States;

      - a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

      - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

      - a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

TAX CONSEQUENCES TO UNITED STATES HOLDERS

      The statements regarding U.S. federal income tax considerations set out below assume that the Notes were issued, and transfers of the Notes and payments on the Notes have been and will continue to be made, in accordance with the Indenture.

      The U.S. federal income tax consequences to a United States Holder of Notes as a result of the adoption of the Proposed Amendments will depend on whether, under applicable Treasury regulations, the adoption of the Proposed Amendments results in a "significant modification" of the Notes and, if so, whether such adoption results in a recapitalization within the meaning of
Section 368(a)(1)(E) of the Code.

      Under applicable Treasury regulations, the modification of a debt instrument, such as the Notes, is a significant modification resulting in a deemed exchange of the Notes for new Notes (the "New Notes," and that exchange, a "Deemed Exchange") if, based on all the facts and circumstances, and taking into account all modifications of the relevant Notes collectively, the legal rights and obligations under the Notes are altered in a manner that is "economically significant." A modification that adds, deletes or alters customary accounting or financial covenants is not considered a significant modification under these regulations. Nevertheless, because the issue is not free from doubt, there exists some risk that under the applicable Treasury regulations the adoption of the Proposed Amendments would cause the Notes (referred to in this section as the "Old Notes") to be treated as having been exchanged for new debt instruments.

      If the Proposed Amendments are adopted, and such adoption does not result in a Deemed Exchange, United States Holders of Notes would not recognize any income, gain or loss for U.S. federal income tax purposes as a result of such adoption, and such Holders would recognize income in respect of the Old Notes at the same times and in the same amounts as such Holders would have recognized had the Proposed Amendments not been adopted. The Company intends to take a position that the adoption of the Proposed Amendments will not result in a Deemed Exchange.

      Although not free from doubt, both the Old Notes and the New Notes should be treated as "securities" for purposes of Section 368(a)(1)(E) of the Code. Thus, if the adoption of the Proposed Amendments were considered to result in a Deemed Exchange, the exchange should be treated as a recapitalization (and therefore, a tax-free reorganization), and United States Holders of the Old Notes should not recognize any gain or loss on the Deemed Exchange, except that such Holders may recognize ordinary income to the extent that the New Notes are treated as received in satisfaction of accrued but untaxed interest on the Old Notes. Holders should obtain a tax basis in the New Notes equal to their tax basis in the Old Notes deemed to be surrendered therefor and should have a holding period for the New Notes that includes the holding period for the Old Notes; provided that the tax basis of any New Note (or portion thereof) treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Note (or portion thereof) should not include the holding period of the Old Notes.

      If the Deemed Exchange were to not qualify for treatment as a tax-free recapitalization, a United States Holder of the Old Notes would recognize gain or loss for U.S. federal income tax purposes upon the Deemed Exchange in an amount equal to the difference between (i) the Holder's adjusted tax basis in the Old Notes on the date of the Deemed Exchange and (ii) the issue price of the New Notes deemed to be received in exchange therefor. Generally, a United States Holder's "adjusted tax basis" for a Note will be equal to the cost of the Note to the Holder, increased, if applicable, by any market discount (described below) previously included in income by the Holder under an election to include market discount in gross income currently as it accrues (including any market discount included in the taxable year of the sale prior to the date of sale), and reduced (but not below zero) by the accrual of any amortizable bond premium which the United States Holder has previously elected to offset against interest payments on the Note. Although the matter is not free from doubt, the Company believes, and intends to take the position that, the Old Notes were not, and the New Notes will not be, traded on an established securities market and, as a result, the issue price of the New Notes should be their principal amount. Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount accrued on the Old Notes (and not previously included in income by the Holder) to, and accrued and untaxed interest as of, the date of the Deemed Exchange, such gain or loss would be long-term capital gain or loss if the Holder held the Old Notes for more than one year on the date of the Deemed Exchange. UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH RESPECT TO APPLICABLE RATES, HOLDING PERIODS AND NETTING RULES FOR CAPITAL GAINS AND LOSSES.

      If adoption of the Proposed Amendments resulted in a Deemed Exchange that did not qualify for treatment as a tax-free recapitalization and the Internal Revenue Service were to assert successfully that the Notes are publicly traded, a Holder would recognize taxable gain or loss equal to the difference (if any) between the fair market value of the New Note at the time of the Deemed Exchange (except for the portion of the issue price deemed attributable to accrued interest) and the Holder's adjusted tax basis in the Old Note. Any resulting gain would be treated as provided above, while any resulting loss may be capitalized into basis of the New Notes under Section 1091 of the Code. Subject to a statutory de minimis exception, if the fair market value of the New Note immediately after the adoption of the Proposed Amendments were less than its principal amount, the New Note would have original issue discount for U.S. federal income tax purposes, which would be included in the United States Holder's gross income on a constant yield basis in advance of receipt of cash attributable to that discount over the remaining term of the Notes.

      An exception to the capital gain treatment described above may apply to a United States Holder who purchased a Note with "market discount." Subject to a statutory de minimis exception, market discount is the excess of the principal amount of the Note over the United States Holder's tax basis in the Note immediately after its acquisition by the Holder. In general, unless the United States Holder has elected to include market discount in income currently as it accrues, any gain realized by a United States Holder on the sale of a Note having market discount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the United States Holder, on a constant yield basis) while the Note was held by the United States Holder.

      HOLDERS OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE CONSEQUENCES OF THE ADOPTION OF THE PROPOSED AMENDMENTS.

                                    PHIBRO ANIMAL HEALTH CORPORATION
                                    September 24, 2003

      In order to give a Consent, a Holder should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) a properly completed and duly executed Consent Letter, and any other required documents, to the Tabulation Agent at its address set forth below. Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement or related documents may be directed to the Tabulation Agent at one of its telephone numbers set forth below.

                  THE TABULATION AGENT FOR THE SOLICITATION IS:

                               JPMORGAN CHASE BANK

                           --------------------------



                        First Class/Registered/Certified
                                      Mail:
                               JPMorgan Chase Bank
                        Institutional Trust Svc. window
                                  P.O. Box 2320
                            Dallas, Texas 75221-2320
                                Attn: Frank Ivins

                             Express Delivery only:

                               JPMorgan Chase Bank
                            Institutional Trust Svc.
                             2001 Bryant St. 9th Fl.
                            Dallas, Texas 75221-2320
                                Attn: Frank Ivins


                                  By Hand only:

                               JPMorgan Chase Bank
                            Institutional Trust Svc.
                           4 New York Plaza - 1st Fl.
                               New York, NY 10004

                      Facsimile Transmission: 214-468-6496

      Requests for assistance or additional copies of this Consent Solicitation Statement, the Consent Letter and other related documents should be directed to the Company. You may also contact your broker, dealer, commercial bank, trust company or nominee for assistance concerning the Solicitation.